GOLF TRUST OF AMERICA, INC.
                  EMPLOYEE STOCK PURCHASE PLAN

                     SUBSCRIPTION AGREEMENT


     Attached to this Subscription Agreement as Exhibits A and B are copies of the Golf Trust of America, Inc. Employee Stock Purchase Plan (the "Plan") and related Prospectus. The Plan is voluntary and provides Eligible Employees the opportunity to purchase shares of the Corporation's Common Stock at a discount. You should complete this form if you want to participate in the Plan commencing with the ___________________ to _______________
Offering Period. IN ORDER TO BE VALID, THIS SUBSCRIPTION AGREEMENT MUST BE PROPERLY EXECUTED AND RECEIVED BY THE CORPORATION ON OR BEFORE ______________. THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT FOR SUBSEQUENT OFFERING PERIODS UNLESS YOUR PLAN PARTICIPATION TERMINATES OR UNTIL YOU FILE A WITHDRAWAL FORM OR A NEW SUBSCRIPTION AGREEMENT WITH THE CORPORATION PURSUANT TO THE TERMS OF THE PLAN.


DEFERRAL ELECTION. If you are an Eligible Employee (as defined in the Plan) as of _________________, you may commence participation in the Plan with the ________________ to _______________ Offering
Period. To commence participation in the Plan, initial the box below and indicate the level of your Contributions.

     I hereby authorize the Company to deduct from my paycheck each pay period __________% (designate a whole number from 1% to 10%) of my Compensation (as such term is defined in the Plan), for the purchase of Common Stock under the Plan. My Contributions will be deducted from each one of my paychecks beginning with the first full pay period commencing on _____________ and will continue for this and subsequent Offering Periods unless my Plan participation terminates or until I file a Withdrawal Form or a new Subscription Agreement with the Corporation pursuant to the terms of the Plan. My Contributions are subject to certain limits under the Plan and any of my Contributions in excess of such limits will be refunded to me.


BENEFICIARY DESIGNATION. (Please initial the following box if you have attached a Designation of Beneficiary form. If you have already filed a Designation of Beneficiary form under the Plan, you do not need to file a new form unless you wish to change your beneficiary.)

     I hereby acknowledge that I have read and completed the Designation of Beneficiary attached hereto as Exhibit C.


SIGNATURE. I hereby agree to be bound by the terms of the Plan, acknowledge receipt of a copy of the Plan and Prospectus, and authorize the election, payroll deductions, and beneficiary designation (if applicable) specified above.



Signature                                    Date



Print Name                              Social Security Number



Street Address                         City, State, Zip Code


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                            EXHIBIT A

                   GOLF TRUST OF AMERICA, INC.
                  EMPLOYEE STOCK PURCHASE PLAN

                          PLAN DOCUMENT


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                            EXHIBIT B

                   GOLF TRUST OF AMERICA, INC.
                  EMPLOYEE STOCK PURCHASE PLAN

                           PROSPECTUS

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                            EXHIBIT C

                   GOLF TRUST OF AMERICA, INC.
                  EMPLOYEE STOCK PURCHASE PLAN

                   DESIGNATION OF BENEFICIARY





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